Execution Copy

Exhibit 4.A
FIFTH SUPPLEMENTAL INDENTURE
among
EL PASO EXPLORATION & PRODUCTION COMPANY,
as Issuer,
MBOW FOUR STAR CORPORATION,
EL PASO EXPLORATION & PRODUCTION MANAGEMENT, INC.,
EL PASO E&P HOLDINGS, INC.,
EL PASO E&P COMPANY, L.P.,
EL PASO PRODUCTION RESALE COMPANY,
EL PASO ENERGY OIL TRANSMISSION, L.L.C.
and
EL PASO PRODUCTION OIL & GAS GATHERING, L.P.,
as Subsidiary Guarantors,
and
WILMINGTON TRUST COMPANY
as Trustee

June 30, 2006

7 3/4% Senior Notes due 2013

FIFTH SUPPLEMENTAL INDENTURE
     This Fifth Supplemental Indenture, dated as of June 30, 2006 (this “Fifth Supplemental Indenture”), is entered into by and among (i) El Paso Exploration & Production Company (the “Company”), formerly known as El Paso Production Holding Company, (ii) MBOW Four Star Corporation, El Paso Exploration & Production Management, Inc., formerly known as El Paso Production Oil & Gas Company (“El Paso Management”), El Paso E&P Holdings, Inc., formerly known as El Paso Production Oil & Gas Holdings, Inc. (“El Paso Holdings”), El Paso E&P Company, L.P., formerly known as El Paso Production Oil & Gas USA, L.P. (“El Paso E&P”), El Paso Production Resale Company (“El Paso Resale”), El Paso Energy Oil Transmission, L.L.C. (“El Paso Transmission”) and El Paso Production Oil & Gas Gathering, L.P. (“El Paso Gathering”) (collectively, the “Subsidiary Guarantors”), and (iii) Wilmington Trust Company, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture (as defined below).
W I T N E S S E T H:
     WHEREAS, the Company, El Paso Production Company (“El Paso Production”), El Paso Production GOM Inc. (“GOM”), Vermejo Minerals Corporation (“Vermejo”) and El Paso Energy Raton, L.L.C. (“Raton”) heretofore executed and delivered to the Trustee that certain Indenture, dated as of May 23, 2003 (the “Original Indenture”), providing for the issuance of $1,200,000,000 aggregate principal amount of the Company’s 7 3/4% Senior Notes due 2013 (the “Notes”);
     WHEREAS, as set forth in the First Supplemental Indenture (as defined below), Raton and Vermejo entered into an Agreement of Merger dated January 31, 2003, pursuant to which (i) Raton was merged with and into Vermejo, (ii) Vermejo was the surviving corporation of the merger contemplated by such agreement, and (iii) Vermejo’s name was changed to “El Paso Energy Raton Corporation” (“Raton Corporation”);
     WHEREAS, the Company, El Paso Production, GOM, Vermejo and the Trustee entered into that certain First Supplemental Indenture, dated as of January 31, 2004 (the “First Supplemental Indenture”), pursuant to which the Original Indenture was amended and Vermejo expressly assumed the obligations of Raton under its Subsidiary Guarantee;
     WHEREAS, the Company, El Paso Production, GOM, Raton Corporation and the Trustee entered into that certain Second Supplemental Indenture, dated as of July 26, 2004 (the “Second Supplemental Indenture”), pursuant to which the Original Indenture was further amended and certain covenants were added for the benefit of the Holders pursuant to Section 9.01(6) of the Original Indenture;
     WHEREAS, the Company, El Paso Production, GOM, Raton Corporation, Medicine Bow Energy Corporation (“Medicine Bow”), Medicine Bow Operating Company (“MBOW Operating”) and MBOW Four Star Corporation (“MBOW Four Star”) entered into that certain Third Supplemental Indenture, dated as of August 31, 2005 (the “Third Supplemental Indenture”), pursuant to which the Original Indenture was further amended and Medicine Bow,

MBOW Operating and MBOW Four Star each expressly assumed the obligations of a Subsidiary Guarantor under the Original Indenture;
     WHEREAS, the Company, El Paso Production, Medicine Bow, MBOW Operating, MBOW Four Star, El Paso Management, El Paso Holdings, El Paso E&P, El Paso Resale, El Paso Transmission and El Paso Gathering entered into that certain Fourth Supplemental Indenture, dated as of December 31, 2005 (the “Fourth Supplemental Indenture”), pursuant to which the Original Indenture was further amended and (i) El Paso Management, El Paso Holdings, El Paso E&P, El Paso Resale, El Paso Transmission and El Paso Gathering each expressly assumed the obligations of a Subsidiary Guarantor under the Original Indenture and (ii) El Paso E&P, in connection with the merger of GOM and Raton Corporation with and into El Paso E&P, expressly assumed the obligations of GOM and Raton Corporation under their respective Subsidiary Guarantees;
     WHEREAS, as of the date hereof, in connection with the reorganization of certain subsidiaries of the Company, (i) El Paso Production, MBOW Operating, and El Paso E&P entered into and consummated an Agreement of Merger pursuant to which (a) El Paso Production and MBOW Operating merged with and into El Paso E&P and (b) El Paso E&P is the surviving entity of the merger and (ii) the Company and Medicine Bow entered into and consummated an Agreement of Merger pursuant to which (a) Medicine Bow merged with and into the Company and (b) the Company is the surviving entity of the merger;
     WHEREAS, Section 5.01(b) of the Original Indenture (as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and as so supplemented, the “Indenture”) provides that, in connection with a merger of any Subsidiary Guarantor with or into any Person, such Person shall expressly assume the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;
     WHEREAS, El Paso E&P desires to expressly assume the obligations of El Paso Production and MBOW Operating under their respective Subsidiary Guarantees, and the Company desires to expressly assume the obligations of Medicine Bow under its Subsidiary Guarantee; and
     WHEREAS, the Trustee, upon satisfaction of all actions and conditions on the part of the Company and the Subsidiary Guarantors necessary for the execution, delivery and performance of this Fifth Supplemental Indenture (including, without limitation, the receipt of an Officers’ Certificate and an Opinion of Counsel) is willing to amend the Indenture as hereinafter set forth;
     NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:
ARTICLE 1
     Section 1.01 This Fifth Supplemental Indenture is supplemental to the Indenture, and does and shall be deemed to form a part of, and shall be construed in connection with and as a part of, the Indenture, for any and all purposes.

     Section 1.02 This Fifth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.
ARTICLE 2
     Section 2.01 El Paso E&P hereby assumes all of the obligations of El Paso Production and MBOW Operating under the Indenture, including all their obligations under their respective Subsidiary Guarantees, and the Company hereby assumes the obligations of Medicine Bow under the Indenture, including all its obligations under its Subsidiary Guarantee.
ARTICLE 3
     Section 3.01 Except as specifically modified herein, the Notes and the Indenture are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.
     Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fifth Supplemental Indenture. This Fifth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, regardless of whether elsewhere herein so provided, including indemnification pursuant to Section 7.07 of the Original Indenture, and the Company acknowledges that the Trustee shall be entitled to indemnification pursuant to Section 7.07 of the Original Indenture against any and all loss, liability or expense (including attorney’s fees) in connection with the Trustee’s signing this Fifth Supplemental Indenture.
     Section 3.03 THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 3.04 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     Section 3.05 All notices and other communications to the New Subsidiary Guarantors shall be given as provided in Section 11.02 of the Original Indenture for notices to Subsidiary Guarantors.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

Issuer: EL PASO EXPLORATION & PRODUCTION COMPANY
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

Subsidiary Guarantors: MBOW FOUR STAR CORPORATION
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO EXPLORATION & PRODUCTION MANAGEMENT, INC.
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO E&P HOLDINGS, INC.
By:	/s/ Karen T. Severino
Karen T. Severino
Vice President and Secretary

EL PASO E&P COMPANY, L.P.
By:	/s/ Dane E. Whitehead
Dane E. Whitehead Senior Vice President and Chief Financial Officer

EL PASO PRODUCTION RESALE COMPANY
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO ENERGY OIL TRANSMISSION, L.L.C.
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President, Controller and Chief Financial Officer

EL PASO PRODUCTION OIL & GAS GATHERING, L.P.
By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

Trustee: WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Steven Cimalore
	Name:	Steven Cimalore
	Title:	Vice President